UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 21, 2010, WMS Industries Inc. (the “Corporation”) held a meeting of security analysts and institutional investors at its facilities in Waukegan and Chicago, Illinois. A portion of this meeting was webcast and interested parties can access a replay of the webcast through October 20, 2010 at www.wms.com (select “Investor Relations”). The PowerPoint slides used by the Company’s management presentations during the meeting are also available at www.wms.com (select “Investor Relations”). Attached hereto as Exhibit 99.1 and 99.2 are a press release issued on September 22, 2010 describing the meeting and a transcript of the webcast recorded on September 21, 2010. The registrant undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

The information furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company (i) that the furnishing of the information in this Item 7.01 is required by Regulation FD, (ii) that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or (iii) that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated September 22, 2010

99.2	Transcript of the webcast portion of WMS Industries Inc.’s Analyst Day held on September 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary

Date: September 27, 2010

Exhibit Index

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated September 22, 2010

99.2	Transcript of the webcast portion of WMS Industries Inc.’s Analyst Day held on September 21, 2010

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